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                                   FIRST AMENDMENT
                                          TO
                          AGREEMENT AND DECLARATION OF TRUST
                                          OF
                             PRUDENTIAL REAL ESTATE FUND


     This First Amendment to the Agreement and Declaration of Trust (the "Declaration of Trust") of Prudential Real Estate Fund (the "Trust"), is being executed as of February 11, 1998, for the purpose of changing the name of the Trust as reflected in Article I of the Declaration of Trust.
     NOW, THEREFORE, the undersigned do hereby direct that the Declaration of Trust be amended as follows:

     1. Section I of Article I of the Declaration of Trust is hereby amended by substituting the name "Prudential Real Estate Securities Fund" for the name "Prudential Real Estate Fund" in the second line thereof.

     2. This First Amendment to the Declaration of Trust shall become effective on March 5, 1998.

     3. Except as amended pursuant to the foregoing paragraph, the Declaration of Trust is hereby ratified and confirmed in all respects.


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     IN WITNESS WHEREOF, the undersigned, being Trustees of the Trust, have duly executed this First Amendment to the Declaration of Trust as of the day and year first above written.

                                          /s/ Edward D. Beach
                                        ----------------------------------------
                                        Edward D. Beach

                                          /s/ Delayne Dedrick Gold
                                        ----------------------------------------
                                        Delayne Dedrick Gold

                                          /s/ Robert F. Gunia
                                        ----------------------------------------
                                        Robert F. Gunia

                                          /s/ Doulgas H. McCorkindale
                                        ----------------------------------------
                                        Douglas H. McCorkindale

                                          /s/ Mendel A. Melzer
                                        ----------------------------------------
                                        Mendel A. Melzer

                                          /s/ Thomas T. Mooney
                                        ----------------------------------------
                                        Thomas T. Mooney

                                          /s/ Stephen P. Munn
                                        ----------------------------------------
                                        Stephen P. Munn

                                          /s/ Richard A. Redeker
                                        ----------------------------------------
                                        Richard A. Redeker

                                          /s/ Robin B. Smith
                                        ----------------------------------------
                                        Robin B. Smith

                                          /s/ Louis A. Weil, III
                                        ----------------------------------------
                                        Louis A. Weil, III

                                          /s/ Clay T. Whitehead
                                        ----------------------------------------
                                        Clay T. Whitehead



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